News Release

FIS Announces James “Woody” Woodall as Chief Financial Officer

Key Facts
• New appointment is effective immediately.

• Woodall has served as FIS senior vice president and controller since 2008 and replaces Michael Hayford who announced his retirement from FIS in December 2012.

JACKSONVILLE, Fla., March 18, 2013 − FIS™ (NYSE: FIS), the world’s largest provider of banking and payments technology, today announced that Woody Woodall has been named Chief Financial Officer (CFO). Immediately assuming this position, Woodall will have enterprise-wide oversight of all aspects of FIS’ financial operations including the controllership, treasury, investor relations, financial planning and analysis and corporate development functions, in addition to FIS’ capital allocation strategy.

Woodall has served as senior vice president, chief accounting officer and controller for FIS since July 2008 and was responsible for managing all FIS accounting functions including accounting policy, internal and external financial reporting, financial planning and analysis, and Sarbanes-Oxley compliance. Over the past two years, Woodall has taken on an increasingly expanded role in investor communications, capital allocation strategy, capital committee and executive committee.

Prior to joining FIS, Woodall served as executive director and controller of AT&T’s southeast region. Prior to AT&T, Woodall was a senior manager in the audit practice of PricewaterhouseCoopers serving technology and communications clients.

“Woody’s contributions over the past five years have been crucial in helping FIS achieve its financial performance goals and deliver increased value to its shareholders,” said Gary Norcross, FIS president and chief operating officer. “The appointment of Woody to the CFO position brings proven financial leadership to our Executive Management team and ensures that we can continue to deliver on the financial strategies that support our growth goals. We are confident that Woody will help drive FIS’ continued success.”

Commenting on the planned transition period, Chairman and Chief Executive Officer Frank Martire stated, “On behalf of the Board and FIS Management, we are pleased to welcome Woody to his new position. He has played an integral role in the development and execution of FIS’ financial strategy and has built deep relationships with the investment community. His expertise across all aspects of our financial operations will result in a shortened and smooth transition period of the CFO function.”

About FIS
FIS (NYSE: FIS) is the world’s largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 35,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 425 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements
This news release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

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For More Information:

Kim Snider, 904.438.6278	Mary Waggoner, 904.438.6282
Vice President	Senior Vice President
FIS Global Marketing and	FIS Investor Relations
Communications	mary.waggoner@fisglobal.com
kim.snider@fisglobal.com